Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
Overview
License and Asset Purchase Agreement and Service and Supply Agreements with Veracyte Inc.
On December 3, 2019, NanoString Technologies, Inc. (the “Company”) completed a license of intellectual property and a sale of certain assets relating to the Company’s nCounter FLEX platform for use in clinical diagnostic applications, including distribution rights to the Company’s proprietary Prosigna breast cancer assay (“Prosigna”), to Veracyte Inc. (“Veracyte”) pursuant to a License and Asset Purchase Agreement (the “LAPA”). Pursuant to the LAPA, the Company provided Veracyte a worldwide exclusive license to market and sell clinical diagnostic tests developed for the Company’s nCounter FLEX platform, including the worldwide rights to Prosigna. Veracyte also acquired certain intellectual property rights from the Company relating to Prosigna and the Company’s proprietary LymphMark assay (“LymphMark”).
    Pursuant to the LAPA, Veracyte has agreed to pay the Company total consideration of up to $60.0 million, consisting of (i) $40.0 million in cash upon consummation of the LAPA; (ii) $10.0 million in Veracyte common stock upon consummation of the LAPA; and (iii) potential milestone payments of up to $10.0 million in the aggregate, to be paid upon the launch of additional clinical diagnostic tests by Veracyte for the Company’s nCounter FLEX platform. In addition, Veracyte has agreed to assume the obligation to pay specified royalties under the Company’s existing agreements with Bioclassifier, LLC. Pursuant to the LAPA, Veracyte will offer certain employees of the Company employment with Veracyte.
The Company on December 3, 2019 also entered into two Service and Supply Agreements (the “SSAs”) with Veracyte, one whereby the Company agreed to supply to Veracyte nCounter FLEX instruments, and one whereby the Company agreed to manufacture and supply Prosigna kits, LymphMark kits and any additional clinical diagnostic tests that Veracyte may develop in the future for nCounter, for a period of at least 4 years subsequent to the transaction date. Pursuant to the SSAs, Veracyte will pay the Company designated transfer prices for nCounter FLEX instruments, Prosigna kits, LymphMark kits and any other nCounter-based diagnostic tests developed by Veracyte.

NanoString Technologies, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2019
(in thousands)

	Historical	Pro Forma Adjustments	Notes	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$23,442	$40,000	(a)	$63,442
Short-term investments	105,423	10,000	(a)	115,423
Accounts receivable, net	19,542	—		19,542
Inventory, net	19,040	—		19,040
Prepaid expenses and other	10,877	—		10,877
Total current assets	178,324	50,000		228,324
Property and equipment, net	14,863	—		14,863
Operating lease right-of-use assets	25,344	—		25,344
Other assets	2,228	—		2,228
Total assets	$220,759	$50,000		$270,759
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,724	$—		$6,724
Accrued liabilities	5,632	3,000	(a)	8,632
Accrued compensation and other employee benefits	10,774	—		10,774
Customer deposits	6,462	—		6,462
Deferred revenue, current portion	4,389	—		4,389
Operating lease liabilities, current portion	3,690	—		3,690
Total current liabilities	37,671	3,000		40,671
Deferred revenue, net of current portion	876	—		876
Deferred rent and other long-term liabilities, net of current portion	246	—		246
Long-term debt, net of discounts	79,194	—		79,194
Operating lease liabilities, net of current portion	30,183	—		30,183
Total liabilities	148,170	3,000		151,170
Total stockholders’ equity	72,589	47,000	(a)	119,589
Total liabilities and stockholders’ equity	$220,759	$50,000		$270,759
See the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

NanoString Technologies, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Nine Months Ended September 30, 2019
(in thousands, except per share amounts)

	Historical	Pro Forma Adjustments	Notes	Pro Forma
Revenue:
Product and service	$70,069	$(4,805)	(b)	$65,264
Collaboration	18,568	—		18,568
Total revenue	88,637	(4,805)		83,832
Costs and expenses:
Cost of product and service revenue	29,239	(692)	(c)	28,547
Research and development	50,063	(5,871)	(d)	44,192
Selling, general and administrative	69,317	(7,174)	(e)	62,143
Total costs and expenses	148,619	(13,737)		134,882
Loss from operations	(59,982)	8,932		(51,050)
Other income (expense):
Interest income	2,114	—		2,114
Interest expense	(6,052)	—		(6,052)
Other expense, net	(552)	—		(552)
Total other expense, net	(4,490)	—		(4,490)
Net loss before provision for income tax	(64,472)	8,932		(55,540)
Provision for income tax	(211)	—		(211)
Net loss	$(64,683)	$8,932		$(55,751)
Net loss per share - basic and diluted	$(1.90)			$(1.63)
Weighted average shares used in computing basic and diluted net loss per share	34,121			34,121
See the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

NanoString Technologies, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2018
(in thousands, except per share amounts)

	Historical	Pro Forma Adjustments	Notes	Pro Forma
Revenue:
Product and service	$83,523	$(6,307)	(b)	$77,216
Collaboration	23,209	—		23,209
Total revenue	106,732	(6,307)		100,425
Costs and expenses:
Cost of product and service revenue	36,331	(797)	(c)	35,534
Research and development	61,599	(9,727)	(d)	51,872
Selling, general and administrative	78,195	(9,524)	(e)	68,671
Total costs and expenses	176,125	(20,048)		156,077
Loss from operations	(69,393)	13,741		(55,652)
Other income (expense):
Interest income	1,331	—		1,331
Interest expense	(7,431)	—		(7,431)
Other expense, net	(1,658)	—		(1,658)
Total other expense, net	(7,758)	—		(7,758)
Net loss before provision for income tax	(77,151)	13,741		(63,410)
Provision for income tax	(249)	—		(249)
Net loss	$(77,400)	$13,741		$(63,659)
Net loss per share - basic and diluted	$(2.78)			$(2.28)
Weighted average shares used in computing basic and diluted net loss per share	27,883			27,883
See the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

NanoString Technologies, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
1. Basis of Pro Forma Presentation
The unaudited pro forma condensed consolidated financial statements included herein were prepared in accordance with Article 11 of Regulation S-X and are based on the historical financial information of the Company. The historical condensed consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the LAPA and the SSAs and (2) factually supportable. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted from this report, as is permitted by such rules and regulations.
The accompanying unaudited pro forma condensed consolidated financial statements are based on historical consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission (“SEC”) on March 11, 2019, and the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2019 filed with the SEC on November 5, 2019. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2019 gives effect to the pro forma events as if they had occurred on September 30, 2019. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2019 and for the year ended December 31, 2018 give effect to the pro forma events as if they had occurred on January 1, 2018, the beginning of the earliest period presented. The pro forma adjustments do not include payments of up to $10.0 million which could be earned pursuant to the achievement of milestones because such events are not considered to be sufficiently probable of occurring. As a result of the Company’s history of net losses and full valuation allowance on its deferred income taxes, the income tax effect of the pro forma adjustments assumes an effective tax rate of 0%, and accordingly, the pro forma adjustments do not include any amounts for income taxes.
2. Assets Disposed of in Connection with the LAPA
As of the September 30, 2019 balance sheet date, the assets disposed represented an immaterial component of the Company’s total assets.
3. Pro Forma Adjustments
The following pro forma adjustments have been reflected in these unaudited pro forma condensed consolidated financial statements:

(a)
License and sale of nCounter clinical diagnostic rights, including rights to Prosigna and LymphMark: includes the following adjustments: (i) $40.0 million increase in cash and cash equivalents for proceeds received from Veracyte; (ii) $10.0 million increase in short-term investments for the value of common shares received from Veracyte; and (iii) $3.0 million increase in accrued liabilities for certain transaction, restructuring and other expenses that are reasonably known or estimable as at December 3, 2019. As the rights licensed and sold in connection with the LAPA have no significant carrying value, the preceding result in a net adjustment that reduces our accumulated deficit by $47.0 million. The components comprising the net adjustment have not been reflected in the pro forma condensed consolidated statements of operations as they are considered non-recurring in nature.

(b)
Product and service revenue, net: adjustment to revenue from the sales of Prosigna kits to third parties, as if such sales were made to Veracyte at the transfer prices established by the SSAs. The impact of the SSAs on revenue received from the Company’s sales of nCounter FLEX systems during the periods presented would have been immaterial, and, as such, no pro forma adjustments were made. The Company had no sales of LymphMark kits during the periods presented.

(c)
Cost of product and service revenue: adjustment to eliminate royalty expenses related to sales of Prosigna kits pursuant to intellectual property licenses that were acquired or assumed by Veracyte under the LAPA.

(d)
Research and development expense: adjustment reflecting the elimination of research and development department expenses directly attributable to diagnostic product development for nCounter, including dedicated personnel and other direct expenses.

(e)
Selling, general and administrative expense: adjustment reflecting the elimination of sales and marketing expenses directly attributable to the sale of Prosigna kits, including dedicated sales and marketing personnel solely responsible for Prosigna sales and other direct expenses.